AGREEMENT AND PLAN OF MERGER

                                between and among

                         NEW MILLENNIUM MULTIMEDIA, INC.
                             GRACE DEVELOPMENT, INC.
                                GRACE NEWCO, INC.
                            SIGNAL COMPRESSION, INC.

                                       and

                         THE INDIVIDUAL SHAREHOLDERS OF
                         NEW MILLENNIUM MULTIMEDIA, INC.

                              As of August 20, 1999
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1. THE MERGER                                                          2

   SECTION 1.1.  Surviving Corporation.........................................2
   SECTION 1.2.  Articles of Incorporation.....................................2
   SECTION 1.3.  Bylaws........................................................2
   SECTION 1.4.  Directors.....................................................2
   SECTION 1.5.  Officers......................................................2
   SECTION 1.6.  Effective Time................................................2

ARTICLE 2. CONVERSION OF SHARES                                                2

   SECTION 2.1.  NM Stock......................................................2
   SECTION 2.2.  Fractional Shares.............................................3
   SECTION 2.3.  Exchange of NM Stock..........................................3
   SECTION 2.4.  Tax-Deferred Reorganization...................................4

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, MERGER SUB
           AND SIGNAL                                                          4

   SECTION 3.1.  Organization..................................................4
   SECTION 3.2.  Authorization.................................................5
   SECTION 3.3.  Absence of Restrictions and Conflicts.........................5
   SECTION 3.4.  Capitalization; Ownership of Company Common Stock;
                   Subsidiaries................................................6
   SECTION 3.5.  SEC Reports and Company Financial Statements..................6
   SECTION 3.6.  Absence of Certain Changes....................................7
   SECTION 3.7.  Legal Proceedings.............................................8
   SECTION 3.8.  Compliance with Law...........................................8
   SECTION 3.9.  Company Material Contracts....................................9
   SECTION 3.10. Tax Returns; Taxes...........................................10
   SECTION 3.11. Officers, Directors and Employees............................10
   SECTION 3.12. Company Employee Benefit Plans...............................10
   SECTION 3.13. Labor Relations..............................................11
   SECTION 3.14  Insurance....................................................11
   SECTION 3.15. Title to and Condition of Properties.........................11
   SECTION 3.16. Environmental Matters........................................12
   SECTION 3.17. Patents, Trademarks, Trade Names.............................13
   SECTION 3.18. Transactions with Affiliates.................................13
   SECTION 3.19. Brokers, Finders and Investment Bankers......................14
   SECTION 3.20. Disclosure...................................................14

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF NM AND THE NM SHAREHOLDERS      14

   SECTION 4.1.  Organization.................................................14
   SECTION 4.2.  Authorization................................................14
   SECTION 4.3.  Absence of Restrictions and Conflicts........................15
   SECTION 4.4.  Disclosure...................................................15
   SECTION 4.5.  Brokers, Finders and Investment Bankers......................15


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

   SECTION 4.6.  Qualification of the Shareholders............................15

ARTICLE 5. CERTAIN COVENANTS AND AGREEMENTS                                   16

   SECTION 5.1.  Election to Board of Directors...............................16
   SECTION 5.2.  Compliance with Rule 14f-....................................16

ARTICLE 6. OTHER MATTERS                                                      16

   SECTION 6.1.  Pledge Agreement.............................................16
   SECTION 6.2.  Opinion of Counsel to the Company and Signal.................16
   SECTION 6.3.  Opinion of Counsel to NM and the NM Shareholders.............17
   SECTION 6.4.  Release......................................................17
   SECTION 6.5.  SEC Filings..................................................17

ARTICLE 7. CLOSING                                                            17

   SECTION 7.1.  Closing Date.................................................17
   SECTION 7.2.  Deliveries by the Company, the Surviving Corporation and
                   Signal.....................................................17
   SECTION 7.3.  Other Deliveries.............................................17

ARTICLE 8. INDEMNIFICATION                                                    18

   SECTION 8.1.  Definitions..................................................18
   SECTION 8.2.  Agreement of Company Indemnitors to Indemnify................19
   SECTION 8.3.  Agreement of NM Indemnitors to Indemnify.....................19
   SECTION 8.4.  Procedures for Indemnification...............................20
   SECTION 8.5.  Third Party Claims...........................................21
   SECTION 8.6.  Other Rights and Remedies Not Affected.......................22
   SECTION 8.7.  Survival.....................................................22
   SECTION 8.8.  Time Limitations.............................................22
   SECTION 8.9.  Limitations as to Amount Payable by Company Indemnitors......23
   SECTION 8.10. Subrogation..................................................23
   SECTION 8.11. Appointment of Company Indemnitors'Representative............23
   SECTION 8.12. Payment......................................................24

ARTICLE 9. MISCELLANEOUS PROVISIONS                                           25

   SECTION 9.1.  Notices......................................................25
   SECTION 9.2.  Disclosure Letters and Exhibits..............................26
   SECTION 9.3.  Assignment; Successors in Interest...........................26
   SECTION 9.4.  Number; Gender...............................................26
   SECTION 9.5.  Captions.....................................................26
   SECTION 9.6.  Controlling Law; Jurisdiction; Integration; Amendment........27
   SECTION 9.7.  Knowledge....................................................27
   SECTION 9.8.  Severability.................................................27
   SECTION 9.9.  Counterparts.................................................27
   SECTION 9.10. Enforcement of Certain Rights................................27
   SECTION 9.11. Waiver.......................................................28
   SECTION 9.12. Fees and Expenses............................................28
   SECTION 9.13. Construction.................................................28


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

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of August 20, 1999 (the "Agreement"), by and among NEW MILLENNIUM MULTIMEDIA, INC., a Georgia corporation ("NM"); GRACE DEVELOPMENT, INC., a Colorado corporation (the "Company"), GRACE NEWCO, INC., a Georgia corporation and wholly-owned subsidiary of the Company ("Merger Sub"), SIGNAL COMPRESSION, INC., a Nevada corporation ("Signal") and each of the shareholders of NM listed on the signature pages hereto, each of whom are referred to herein individually as an "NM Shareholder" and collectively the "NM Shareholders."

                              W I T N E S S E T H:

      WHEREAS, certain of the parties hereto have entered into a tentative agreement to combine the businesses of NM and the Company;

      WHEREAS, the parties to such tentative agreement wish to more fully set forth their agreement with respect to the combination of NM and the Company and to consummate such transaction on the terms hereof;

      WHEREAS, the respective Boards of Directors of NM, the Company and Merger Sub each have approved this Agreement and the merger (the "Merger") of Merger Sub with and into NM upon the terms and conditions contained herein and in accordance with the Business Corporation Code of the State of Georgia (the "GBCC");

      WHEREAS, the Company, as the sole shareholder of Merger Sub, has approved this Agreement, the Merger and the transactions contemplated hereby pursuant to action taken by written consent in accordance with the requirements of the GBCC and the Articles of Incorporation and the Bylaws of Merger Sub;

      WHEREAS, Signal is the owner of a majority of the voting stock of the Company (the "Controlling Stock");

      WHEREAS, Signal has agreed to secure the obligations of the Company to the NM Shareholders hereunder as set forth in Pledge Agreement (as hereinafter defined); and

      WHEREAS, the NM Shareholders have approved this Agreement, the Merger and the transactions contemplated hereby pursuant to action taken by unanimous written consent in accordance with the requirements of the GBCC and the Articles of Incorporation and the Bylaws of NM;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:


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

                              ARTICLE 1. THE MERGER

      SECTION 1.1. Surviving Corporation. Subject to the provisions of this Agreement and the GBCC, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into NM and the separate corporate existence of Merger Sub shall cease. NM shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Georgia. The Merger shall have the effects set forth in Section 14-2-1106 of the GBCC.

      SECTION 1.2. Articles of Incorporation. The Articles of Incorporation of NM shall be the Articles of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with its terms and the GBCC.

      SECTION 1.3. Bylaws. The Bylaws of NM shall be the Bylaws the Surviving Corporation until thereafter duly amended in accordance with their terms and the GBCC.

      SECTION 1.4. Directors. The directors of the Surviving Corporation shall consist of the directors of NM immediately prior to the Effective Time and, as of the Effective Time, all of such directors to hold office until their respective successors are duly elected and qualified.

      SECTION 1.5. Officers. The officers of the Surviving Corporation shall consist of the officers of NM immediately prior to the Effective Time and, effective as of the Effective Time, such officers to hold office until their respective successors are duly elected and qualified.

      SECTION 1.6. Effective Time. The parties hereto shall cause a certificate of merger meeting the requirements of the GBCC (the "Certificate of Merger") to be properly executed and filed on the Closing Date (as hereinafter defined) with the Secretary of State of the State of Georgia. The Merger shall become effective as of the filing of a properly executed Certificate of Merger. The date and time when the Merger becomes effective is herein referred to as the effective time (the "Effective Time").

                                   ARTICLE 2.
                              CONVERSION OF SHARES

      SECTION 2.1. NM Stock. As of the Effective Time, by virtue of the Merger and any action on the part of any holder thereof:

      2.1.1 Subject to Section 2.2, each share of the common stock, par value $1.00 per share, of NM ("NM Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 66.3013 shares of the Company's common stock, no par value per share (the "Company Common Stock") for an aggregate of 53,029,371 shares (the "Company Shares") (the "Merger Consideration"), all of which Company Shares will be issued


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

as of the Effective Time and delivered to the NM Shareholders within ten (10) business days following the Closing.

      2.1.2 Each share of common stock, no par value per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger, all of which shares shall be issued to the Company and shall thereafter constitute the only outstanding shares of capital stock of the Surviving Corporation.

      2.1.3 Each share of the NM Stock issued and outstanding immediately prior to the Effective Time that is then held in the treasury of NM shall be cancelled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.

      2.1.4 Except as set forth in the NM Disclosure Letter (as hereinafter defined), each warrant, stock option or other right, if any, to purchase shares of NM Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding (whether or not such warrant, option or other right is then exercisable), and the holder of any such warrant, option or right shall, upon exercise thereof in accordance with the terms thereof, be entitled to receive
66.3013 shares of the Company Common Stock for each share of NM Stock that such holder would otherwise be entitled to receive.

      SECTION 2.2. Fractional Shares. No scrip or fractional shares of Company Common Stock shall be issued pursuant to this Agreement. If any NM Shareholder would otherwise have been entitled to a fractional share of Company Common Stock hereunder, such NM Shareholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of a Certificate or Certificates (as hereinafter defined) that represent such shares of NM Stock, to receive from the Company only the number of whole shares of Company Stock into which such NM Shares are convertible.

      SECTION 2.3. Exchange of NM Stock.

      2.3.1 From and after the Effective Time, upon surrender of a certificate or certificates which immediately prior thereto represented outstanding shares of NM Stock duly endorsed in blank (the "Certificate" or "Certificates"), the Certificate or Certificates so surrendered shall forthwith be canceled, and the NM Shareholders thereafter shall be entitled to receive the Merger Consideration in accordance with Sections 2.1 and 2.2 hereof. No portion of the Merger Consideration to be received pursuant to Sections 2.1 and 2.2 upon exchange of a Certificate may be issued to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered. From the Effective Time until surrender in accordance with the provisions of this Section 2.3, each Certificate shall represent for all purposes only the right to receive the Merger Consideration. Delivery of certificates for the Company Shares in respect of shares of NM that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

      2.3.2 In the case of any lost, mislaid, stolen or destroyed Certificate, a Shareholder may be required, as a condition precedent to delivery to the NM Shareholders of the Merger


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

Consideration, to deliver to the Company a bond in such reasonable sum or a satisfactory indemnity agreement as the Company may direct as indemnity against any claim that may be made against the Company or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

      2.3.3 After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of NM Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration.

      SECTION 2.4. Tax-Deferred Reorganization. The parties hereto shall use their reasonable best efforts to cause the Merger to constitute a tax-deferred reorganization under Code ss.368(a). The Company represents that as of the date hereof, it has no plan or intention to liquidate, merge or cause the Surviving Corporation to sell or otherwise dispose of its assets, or do any other act that would jeopardize the qualification of the Merger contemplated by this Agreement as a tax-deferred reorganization within the meaning of ss.368(a) of the Code. All parties covenant to report on their applicable federal and state tax returns the Merger and the consequences of the Merger consistently with the foregoing.

                                   ARTICLE 3.
                        REPRESENTATIONS AND WARRANTIES OF
                       THE COMPANY, MERGER SUB AND SIGNAL

      With such exceptions as may be set forth in a letter (the "Company Disclosure Letter") delivered by the Company, Merger Sub and Signal to NM prior to the execution hereof, and attached hereto as Exhibit 1, the Company, Merger Sub and Signal, jointly and severally, hereby represent and warrant to NM as follows:

      SECTION 3.1. Organization. Each of the Company and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and Merger Sub is duly qualified to transact business, and is in good standing, as a foreign corporation or branch of a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on its assets, liabilities, results of operations, financial condition, business or prospects. The Company Disclosure Letter describes the minutes and records of the Company that have previously been furnished to NM (the "Furnished Minutes"). The Furnished Minutes are the only minutes of the Company in the possession, custody and control of the Company and the Company, after due inquiry, has been unable to locate any other minutes or other records of actions of the Board of Directors or shareholders of the Company. Each of the Company and Merger Sub has heretofore made available to NM accurate and complete copies of their respective Articles of Incorporation and Bylaws, as currently in effect, and Merger Sub has made available to NM its minutes books and stock records. The Company Disclosure Letter contains a true and correct list of the


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

jurisdictions in which each of the Company and Merger Sub is qualified to do business as a foreign corporation or branch of a foreign corporation.

      SECTION 3.2. Authorization. Each of the Company and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and Merger Sub and the performance by the Company and Merger Sub of their respective obligations hereunder and the consummation of the Merger and the other transactions provided for herein have been duly and validly authorized by all necessary corporate action on their part. The Board of Directors of each of the Company and Merger Sub has approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. Signal has approved this Agreement, the Merger and the transactions contemplated hereby in accordance with the requirements of the laws of its jurisdiction of incorporation and its Articles of Incorporation and Bylaws. This Agreement has been duly executed and delivered by the Company, Merger Sub and Signal and constitutes the valid and binding agreement of the Company, Merger Sub and Signal, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

      SECTION 3.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Incorporation or Bylaws of the Company, Merger Sub and Signal, (ii) any Company Material Contract (as hereinafter defined), (iii) any judgment, decree or order of any court or governmental authority or agency to which the Company, Merger Sub or Signal is a party or by which the Company, Merger Sub and Signal or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to the Company, Merger Sub and Signal. Except for the filing and recordation of the Certificate of Merger, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to the Company, Merger Sub or Signal is required in connection with the execution, delivery or performance of this Agreement by the Company, Merger Sub or Signal or the consummation of the transactions contemplated by this Agreement by the Company, Merger Sub and Signal. The Company Disclosure Letter sets forth a list of all agreements requiring the consent of any party thereto to any of the transactions contemplated hereby.

      SECTION 3.4. Capitalization; Ownership of Company Common Stock; Subsidiaries.


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

      3.4.1 Capitalization. The authorized capital stock of the Company consists of 800,000,000 shares of Company Common Stock and 10,000,000 of preferred stock, no par value, (the "Preferred Stock"), of which 7,599,962 shares of Company Common Stock and no shares of Preferred Stock are issued and outstanding as of the date hereof. Except as set forth in the Company Disclosure Letter, each such share of Company Common Stock that is outstanding as of the date hereof is duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights. There are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating the Company to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment.

      3.4.2 Ownership. Signal is the record and beneficial owner of 4,995,000 shares of Company Common Stock; its relative share ownership is as set forth on the Company Disclosure Letter (which also sets forth the record ownership of all remaining shares of Company Common Stock); and, except as disclosed in the Company Disclosure Letter, it owns all such shares free and clear of any liens, claims, options, charges, encumbrances or rights of others.

      3.4.3 Company Subsidiaries. The Company does not own, nor has it ever owned, any subsidiary other than Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value per share, of which 1,000 shares are issued and outstanding. All such issued and outstanding shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except with respect to the transactions contemplated by this Agreement, there are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating Merger Sub to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities of Merger Sub or obligating Merger Sub to grant, extend or enter into any such agreement or commitment.

      SECTION 3.5. SEC Reports and Company Financial Statements. The Company has filed or will file with the Securities and Exchange Commission (the "SEC") true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1990 and through the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act") (such forms, reports, schedules, statements and other documents, to the extent filed and publicly available prior to the date of this Agreement, other than preliminary filings, are referred to as the "SEC Reports"). The SEC Reports, at the time filed, (a) did not or will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied or will comply as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act. The financial statements of the Company (including the related notes and schedules thereto) included or to be included in the SEC Reports (the "Company Financial Statements") (i) comply or will comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) have been or will


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have been prepared in accordance with generally accepted accounting principles
("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by the Instructions to Form 10-QSB promulgated by the
SEC) and (iii) fairly present or will fairly present (subject, in the case of the unaudited statements, to normal year-end adjustments) (A) the financial position of the Company, (B) the results of its operations and (C) cash flows, in each case, as of the dates thereof or for the period indicated, as the case may be. The books and records of the Company are maintained on an accrual basis and the Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company. The Company has no liability or obligation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, required by to be reflected in the Company Financial Statements other than (x) current liabilities and obligations which are recurring in nature and not overdue on their terms, (y) liabilities and obligations reflected and adequately provided for on the Company Financial Statements and (z) liabilities and obligations arising in the ordinary course of business of the Company since June 30, 1999 (none of which is an uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit). The Company Disclosure Letter sets forth a true and complete list of all loss contingencies (within the meaning of Statement of Financial Accounting Standards No. 5) of the Company exceeding $1,000 in the case of any single loss contingency or $5,000 in the case of all loss contingencies.

      SECTION 3.6. Absence of Certain Changes.

      3.6.1 Certain Financial Matters; Property; Dividends. Since December 31, 1998, there has not been any financial activity, including, without limitation,
(i) any material adverse change in the assets, liabilities, results of operations, financial condition, business or prospects of the Company, (ii) any damage, destruction, loss or casualty to property or assets of the Company, whether or not covered by insurance, which property or assets are material to its operations or business, (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any of the capital stock of the Company or any split, combination or reclassification of shares of capital stock declared or made by the Company, or
(iv) any agreement to do any of the foregoing.

      3.6.2 Other Changes. Since December 31, 1998, there have not been (i) any losses suffered, (ii) any assets mortgaged, pledged or made subject to any lien, charge or other encumbrance, (iii) any liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of claims, liabilities and obligations reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of such financial statements, (v) any guarantees, checks, notes or accounts receivable written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice, (vi) any write down of the value of any asset or investment on the Company's books or records, except for depreciation and amortization taken


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

in the ordinary course of business and consistent with past practice, (vii) any cancellation of any debts or waiver of any claims or rights of substantial value, or sale, transfer or other disposition of any properties or assets (real, personal or mixed, tangible or intangible) of substantial value, except, in each such case, in transactions in the ordinary course of business and consistent with past practice and which in any event do not exceed $5,000 in the aggregate,
(viii) any single capital expenditure or commitment in excess of $5,000 for additions to property or equipment, or aggregate capital expenditures and commitments in excess of $5,000 for additions to property or equipment, (ix) any material transactions entered into other than in the ordinary course of business, (x) any agreements to do any of the foregoing, or (xi) any other events, developments or conditions of any character that have had or are reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition business or prospects of the Company.

      SECTION 3.7. Legal Proceedings. Except as set forth in the Company Disclosure Letter, there are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened against, relating to or involving the Company (or any of its officers or directors) before any court, arbitrator or administrative or governmental body. All pending or, to the best knowledge of the Company, threatened suits, actions, claims, proceedings or investigations relating to or involving the Company (or any of its officers or directors) before any court, arbitrator or administrative or governmental body are adequately provided for in the Company Financial Statements. Except as set forth in the Company Disclosure Letter, the Company is not subject to any judgment, decree, injunction, rule or order of any court nor, to the best knowledge of the Company, any other governmental restriction.

      SECTION 3.8. Compliance with Law. Except as set forth in the Company Disclosure Letter, the Company has all material authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, and the Company has been and is in material compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision thereof to which its business or its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a material adverse effect upon its assets, liabilities, results of operations, financial condition, business or prospects.

      SECTION 3.9. Company Material Contracts. The Company Disclosure Letter contains a correct and complete list of the following (hereinafter referred to as the "Company Material Contracts"):

            (i) all bonds, debentures, notes, mortgages, indentures or guarantees to which the Company is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound;

            (ii) all leases to which the Company is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound;


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

            (iii) all loans and credit commitments to the Company which are outstanding, together with a brief description of such commitments and the name of each financial institution granting the same;

            (iv) all contracts or agreements which limit or restrict the Company from engaging in any business in any jurisdiction or limit or restrict others from competing with the Company in any jurisdiction;

            (v) all agreements and documentation evidencing currently outstanding loans or advances made by the Company to or on behalf of its customers other than trade credit extended in the ordinary course of the Company's business; and

            (vi) all existing contracts and commitments (other than those described in subparagraphs (i), (ii), (iii), (iv) or (v) of this Section 3.9, and the Company Benefit Plans (as hereinafter defined)) to which the Company is a party or by which its respective properties or assets may be bound involving an annual commitment or annual payment by any party thereto of more than $1,000 individually, or which have a fixed term extending more than twelve (12) months from the date hereof and which involve a total commitment or payment by any party thereto of more than $5,000.

      True and complete copies of all Company Material Contracts, including all amendments thereto, have been made available to NM. The Company Material Contracts are valid and enforceable in accordance with their respective terms with respect to the Company and, to the best knowledge of the Company, are valid and enforceable in accordance with their respective terms with respect to any other party thereto, in each case subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Except as set forth in the Company Disclosure Letter, there is not under any of the Company Material Contracts any existing breach, default or event of default by the Company or event that with notice or lapse of time or both would constitute a breach, default or event of default by the Company nor does the Company know of, and the Company has not received notice of, or made a claim with respect to, any breach or default by any other party thereto.

      SECTION 3.10. Tax Returns; Taxes. The Company has duly filed all federal, state, local and foreign tax returns required to be filed by it and has duly paid or made adequate provision for the payment of all taxes which are due and payable pursuant to such returns or pursuant to any assessment with respect to taxes in such jurisdictions, whether or not in connection with such returns, except for incidental interest and penalties which may be due and payable, but which are not material in amount. The liability for taxes reflected in the Company Financial Statements is sufficient for the payment of all unpaid taxes, whether or not disputed, that are accrued or applicable for the period ended June 30, 1999, and for all years and periods ended prior thereto. All deficiencies asserted as a result of any examinations by the Internal Revenue Service ("IRS") or any other taxing authority have been paid, fully settled or adequately provided for in the Company Financial Statements. There are no pending claims asserted for taxes of the Company or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company for any period. The Company has made all required estimated income tax deposits and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local, foreign and other laws. The Company has made available to NM true, complete and correct copies of its federal income tax returns filed for each taxable year since 1994 and made available such other tax returns requested by NM.

      SECTION 3.11. Officers, Directors and Employees. The Company Disclosure Letter contains a true and complete list of all of the officers and directors of the Company, specifying their office and annual rate of compensation, and a true and complete list of all of the employees of the Company as of the date hereof with whom the Company has a written employment agreement (other than providing for at-will employment) or (ii) to whom the Company has made verbal or oral commitments for employment on other than at-will basis which are binding on the Company or (iii) who have an annual rate of compensation in excess of $25,000.

      SECTION 3.12. Company Employee Benefit Plans. For purposes of this Section 3.12, the term "Company Benefit Plan" means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which the Company provides benefits or compensation to or on behalf of employees or former employees of the Company, whether formal or informal, whether or not written, including, without limitation, the following: (i) Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance pay, golden parachute or other compensation plan or rabbi trust; (ii) ERISA Plans - any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, but not limited to, any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and (iii) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, dependent care, telephone, automobile, dependent travel or other fringe benefit plans, programs, arrangements, contracts or practices. Except as described in the Company Disclosure Letter, the Company does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any Company Benefit Plan.

      SECTION 3.13. Labor Relations. The Company is in compliance in all material respects with all federal, state and foreign laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. The Company has received no notice that there is any unlawful employment practice discrimination charge involving the Company pending before the Equal Employment Opportunity Commission ("EEOC"), EEOC- recognized state "referral agency" or any other governmental agency. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Company, threatened against or involving or affecting the Company, and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending against the Company and, to the best knowledge of the Company, no written claim therefor exists. There is no collective bargaining agreement that is binding on the Company.

      SECTION 3.14. Insurance. To the knowledge of the Company, the Company has not maintained any policies of insurance or any insurance coverages.

      SECTION 3.15. Title to and Condition of Properties.

      3.15.1 Title. The Company has good and valid title to or valid leasehold interests in its properties reflected in the Company Financial Statements or acquired after the date thereof (other than properties sold or otherwise disposed of in the ordinary course of business), and all of such properties are held free and clear of all title defects, liens, encumbrances and restrictions, except, with respect to all such properties, (a) mortgages and liens securing debt reflected as liabilities on the Company Financial Statements and (b)(i) liens for current taxes and assessments not in default, (ii) mechanics', carriers', workmen's, materialmen's, repairmen's, statutory or common law liens either not delinquent or being contested in good faith, and (iii) encumbrances, covenants, rights of way, building or use restrictions, easements, exceptions, variances, reservations and other similar matters or limitations, if any, which do not have a material adverse effect on the Company's use of the property affected. Notwithstanding the immediately preceding sentence, the Company makes no representation or warranty in this Section 3.15 or otherwise regarding the validity of title to any such properties in which the Company has only a leasehold interest.

      3.15.2 Condition of Property. All personal property owned by the Company or held by the Company pursuant to personal property leases that is material to the conduct of the Company's business is in good operating condition and repair, subject only to ordinary wear and tear, has been operated, serviced and maintained properly within the recommendations and requirements of the manufacturers thereof, and is suitable and appropriate for the use thereof made and proposed to be made by the Company in its business and operations. The personal property described in Section 3.15.1 and all real property leased by the Company (the "Leased Real Property") and all personal property held by the Company pursuant to the leases and licenses described in the Company Disclosure Letter comprise all of the real property and personal property used by the Company.

      3.15.3 Encumbrances. (i) The Company is not in violation of, or default under, any law pertaining to any of the Leased Real Property, and no notice of violation of any law, or of any covenant, condition, restriction or easement affecting any Leased Real Property or with respect to the use or occupancy thereof, has been given to the Company by any person; (ii) all buildings, facilities or other structures leased by the Company (collectively the "Structures") (A) are in good operating condition and repair, (B) are adequate and suitable for the purposes for which they are currently and proposed to be used, and (C) are supplied with utilities and other services necessary for the operation of the Structures, and the business conducted by the

Company therein; (iii) to the best knowledge of the Company, no condemnation proceeding is pending or threatened which would impair the occupancy, use or value of any Leased Real Property; and (iv) to the best knowledge of the Company, there are no (A) leases, subleases, licenses, concessions or other agreements, written or oral, granting to any other person the right to acquire, use or occupy any portion of, any Leased Real Property, (B) outstanding options or rights of first refusal to purchase all or any portion of the Leased Real Property or interest therein, or (C) persons (other than the Company) in possession of any Leased Real Property.

      SECTION 3.16. Environmental Matters. There has not been, during the period commencing on the date on which the Company first leased, operated, managed or occupied any parcel of real property (the "Real Estate") through and including the Effective Time (the "Ownership Period"), any Pollution in violation of applicable laws at the Real Estate; and, to the best knowledge of the Company,
(i) there was no Pollution in violation of applicable laws at any portion of the Real Estate prior to the date of commencement of the Ownership Period, and (ii) there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any claim against the Company under any law relating to the pollution or protection of human health or the environment. During the Ownership Period, (w) the use, storage, disposal and transportation of all Hazardous Materials by the Company to, at and from the Real Estate has been in material compliance with all applicable laws, (x) the Company has not directly or indirectly disposed of any Hazardous Material at a Superfund site, (y) there has been no Pollution at the Real Estate, and (z) the Company has not received any notice alleging that any Pollution exists upon any portion of the Real Estate. As used in this Section 3.16: (A) "Hazardous Materials" shall mean any substance, waste or material that is defined or classified as "toxic," "hazardous," "hazardous waste" or other words of similar import by any law regulating or relating to the environment or regulating or governing substances, wastes or materials that are deemed to pose a risk of injury to health of persons or damage to property, including asbestos, petroleum and petroleum-based products and including all substances, wastes and materials defined or classified (i) as a "solid waste" or "hazardous waste" (as those terms are defined in the Solid Waste Disposal Act, as amended (42 U.S.C. 6901 et seq.)), (ii) as a "pollutant" or "toxic pollutant" (as those terms are defined under the Clean Water Act, as amended (33 U.S.C. 1251 et seq.)), (iii) as an "air pollutant" or "hazardous air pollutant" (as those terms are defined under the Clean Air Act, as amended (42 U.S.C. 7401 et seq.)), (iv) as a "hazardous substance" (as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.) and amendments thereto), or any other substance, waste or material regulated under applicable state laws relating to the prevention and control of water, land, groundwater or air pollution and contamination; and (B) "Pollution" shall mean the discharge, disposal, release or emission of any Hazardous Materials in, upon, over, under or across any parcel of land.

      SECTION 3.17. Patents, Trademarks, Trade Names. The Company Disclosure Letter sets forth a true and complete list of: (i) all patents, trademarks and trade names (including all federal, state and foreign registrations pertaining thereto) and all copyright registrations owned by The Company (collectively, the "Proprietary Intellectual Property"); and (ii) all patents, trademarks, trade names, copyrights and all technology and processes used by the Company in its business which are material thereto and are used pursuant to a license or other right granted by a third party

(collectively, the "Licensed Intellectual Property" and, together with the Proprietary Intellectual Property, herein referred to as "Intellectual Property"). A true and complete list of all such licenses with respect to Licensed Intellectual Property is set forth in the Company Disclosure Letter. Each of the federal, state and foreign registrations pertaining to the Proprietary Intellectual Property is valid and in full force and effect. All required filings in association with such registrations have been properly made and all required fees have been paid. The Company owns, or has the right to use pursuant to valid and effective agreements, all Intellectual Property, and the consummation of the transactions contemplated hereby will not alter or impair any such rights, except for such defects in title or other matters which in the aggregate would not have a material adverse effect on its assets, liabilities, results of operations, financial condition, business or prospects. No claims are pending against the Company by any person with respect to the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, and, to the best knowledge of The Company, the current use by the Company of the Intellectual Property does not infringe on the rights of any third party. The Company Disclosure Letter sets forth a list of all jurisdictions in which the Company is operating under a tradename, and each jurisdiction in which any such tradename is registered.

      SECTION 3.18. Transactions with Affiliates. No shareholder or any director or officer of the Company, or any person with whom any such shareholder or any director or officer has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons), has any interest in:
(a) any contract, arrangement or understanding with, or relating to, the business or operations of the Company; (b) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company; or (c) any property (real, personal or mixed, tangible or intangible), used, or currently intended to be used in, the business or operations of the Company.

      SECTION 3.19. Brokers, Finders and Investment Bankers. Neither the Company nor any of its officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated herein.

      SECTION 3.20. Disclosure. No representation, warranty or covenant made by the Company or Signal in this Agreement, the Company Disclosure Letter or any Exhibit attached hereto contains an untrue statement of a material fact. Except as set forth herein or in the Company Disclosure Letter, neither the Company nor Signal know of any fact or circumstance which is reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Company.

                                   ARTICLE 4.
                      REPRESENTATIONS AND WARRANTIES OF NM
                             AND THE NM SHAREHOLDERS

      With such exceptions as may be set forth in a letter (the "NM Disclosure Letter") delivered by NM and the NM Shareholders to the Company prior to the execution hereof, and attached hereto as Exhibit 2, NM and the NM Shareholders, severally and not jointly, hereby represents and warrants to the Company and Signal as follows:

      SECTION 4.1. Organization. NM is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and NM has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. NM is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of NM taken as a whole.

      SECTION 4.2. Authorization. NM has full corporate power and authority to execute and deliver this Agreement and to perform its respective obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by NM and the NM Shareholders and the performance by them of their respective obligations hereunder and the consummation of the Merger and the other transactions provided for herein have been duly and validly authorized by all necessary corporate or other action on the part of each of NM and the NM Shareholders. This Agreement has been duly executed and delivered by each of NM and the NM Shareholders and constitutes the valid and binding agreement of each of them, enforceable against each of NM and the NM Shareholders in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

      SECTION 4.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under,
(i) any term or provision of the Articles of Incorporation or Bylaws of NM, (ii) any contract material to the business and operations of NM, (iii) any judgment, decree or order of any court or governmental authority or agency to which NM is a party or by which NM or any of its properties is bound, or (iv) any statute, law, regulation or rule applicable to NM, so as to have, in the case of subsections (ii) through (iv) above, a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of NM taken as a whole. Except for filing and recordation of the Certificate of Merger, no consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to NM is required in connection with the execution, delivery or performance of this Agreement by NM or the NM Shareholders or the consummation of the transactions contemplated by this Agreement by NM or Merger Sub, the failure to obtain which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of NM taken as a whole.

      SECTION 4.4. Disclosure. No representation, warranty or covenant made by NM in this Agreement, the NM Disclosure Letter or any Exhibit hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

      SECTION 4.5. Brokers, Finders and Investment Bankers. Neither NM, any of the NM Shareholders, nor any of their officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated herein.

      SECTION 4.6. Qualification of the Shareholders. Each of the NM Shareholders (i) is acquiring the Company Common Stock to be issued in connection herewith for his own account and not with a view to, or for resale in connection with, any distribution thereof; (ii) understands and acknowledges that such Company Common Stock has not been registered under the Securities Act or any state securities laws by reason of certain exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of his investment intent as expressed herein; (iii) is able to bear the economic risk of an investment in such Company Common Stock and has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of such Company Common Stock; (iv) has been provided with all information or been given access to all information with respect to the Company which he believes might affect its decision whether to effect the Merger; and (v) understands and acknowledges that such Company Common Stock will be "restricted securities" (as that term is defined in Rule 144 under the Securities Act) and that the certificate representing such Company Common Stock will bear a legend restricting transfer unless (A) the transfer is exempt from the registration requirements under the Securities Act and/or any applicable state securities law and an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt therefrom is delivered the Company or (B) the transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law. In determining to proceed with the transactions contemplated hereby, each of the NM Shareholders has relied solely on the results of his own independent investigation with respect to the Company and the Company Shares, upon the representations and statements of the Company set forth herein and upon the SEC Reports.

                                   ARTICLE 5.
                        CERTAIN COVENANTS AND AGREEMENTS

      SECTION 5.1. Election to Board of Directors. The Company shall obtain the written resignation of all directors and officers of the Company as NM or the NM Shareholder may specify to the Company not less than 10 days prior to the Effective Time, effective as of the Effective Time, and (b) shall take all action necessary to cause the Board of Directors of the Company, at and immediately after the Effective Time, to consist of those directors specified by NM or the NM Shareholders in writing not less than 10 days prior to the Effective Time.

      SECTION 5.2. Compliance with Rule 14f-1. Signal, as controlling shareholder of the Company, shall cause the Company to comply on a timely basis with Rule 14f-1 promulgated under the Exchange Act. NM shall cooperate in effecting such compliance and shall supply the Company with all information concerning it and its designees on the Board of Directors of the Company required to be presented in accordance with such rule.

                                   ARTICLE 6.
                                  OTHER MATTERS

      SECTION 6.1. Pledge Agreement. At the Closing, a pledge agreement substantially in the form attached hereto as Exhibit 3 (the "Pledge Agreement") shall be executed and delivered by Signal.

      SECTION 6.2. Opinion of Counsel to the Company and Signal. At the Closing, counsel for each of the Company and Signal, shall each deliver their respective opinions, dated the Closing Date, in form and substance satisfactory to NM and the NM Shareholders.

      SECTION 6.3. Opinion of Counsel to NM and the NM Shareholders. At the Closing, Rogers & Hardin LLP, counsel for NM and the NM Shareholders, shall deliver its opinion, dated the Closing Date, in form and substance satisfactory to each of the Company and Signal.

      SECTION 6.4. Release. At the Closing, NM and the Company shall deliver a release with respect to the obligations of certain officers of the Company, substantially in the form attached hereto as Exhibit 4.

      SECTION 6.5. SEC Filings. Prior to the Closing, the Company shall have filed with the SEC (a) amendments to the SEC Reports previously filed with the SEC, such amendments to be in form and substance satisfactory to NM; and (b) an information statement pursuant to Section 14(f) of the Exchange Act, in form and substances satisfactory to NM, such information statement to be filed not later than ten (10) days prior to the Closing Date.

                                   ARTICLE 7.
                                     CLOSING

      SECTION 7.1. Closing Date. The Closing shall take place at the offices of Rogers & Hardin, LLP, 2700 International Tower, 229 Peachtree Street, Atlanta, Georgia 30303 at 10:00 a.m., local time, on the first business day following the satisfaction of all conditions to the obligations of the parties hereto, or at such other time or place or on such other date as the parties hereto may agree to in writing (the "Closing Date"). The Closing shall be effective as of 12:01 a.m., local time, on the Closing Date.

      SECTION 7.2. Deliveries by the Company, the Surviving Corporation and Signal. At the Closing, the Company, Merger Sub and/or Signal shall deliver the following:

            (i) Certificates for the Company Shares as specified by NM not later than 10 days prior to the Effective Time;

            (ii) Executed counterparts of the Pledge Agreement, accompanied by Certificates for Company Common Stock pledged thereunder; and

            (iii) An executed counterpart of the Certificate of Merger to the Secretary of State of the State of Georgia.

      SECTION 7.3. Other Deliveries. At the Closing, the following additional deliveries shall be made:

            (i) Counsel for the Company and Signal shall deliver to NM the opinions specified in Section 6.3 hereof;

            (ii) Counsel for NM and the NM Shareholders shall deliver to the Company the opinion specified in Section 6.4 hereof;

            (iii) The parties hereto shall execute and deliver such other certificates, documents and things as their respective counsel deem to be appropriate.

                                   ARTICLE 8.
                                 INDEMNIFICATION

      SECTION 8.1. Definitions. For the purposes of this Article 8:

            (i) "Company Indemnitors" shall mean the Company and Signal.

            (ii) "Company Indemnitors' Representative" shall mean Signal, or such other person or entity as Signal may designate in writing to the NM Indemnitors' Representative.

            (iii) "Company Indemnitees" shall mean the Company and Signal.

            (iv) "Indemnification Claim" shall mean a claim for indemnification hereunder.

            (v) "Indemnitee" or "Indemnitees" shall mean one or more, as the case may be, of the NM Indemnitees and the Company Indemnitees, without distinction as the context requires.

            (vi) "Indemnitor" or "Indemnitors" shall mean one or more, as the case may be, of the NM Indemnitors and the Company Indemnitors, without distinction.

            (vii) "Indemnitors Representative" shall mean NM.

            (viii) "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages (including special and consequential damages), liabilities, costs and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

            (ix) "NM Indemnitees" shall mean NM, the NM Shareholders, the Surviving Corporation, and their respective agents, representatives, employees, officers, directors, shareholders, controlling persons and affiliates.

            (x) "NM Indemnitors" shall mean NM and the Surviving Corporation, jointly and severally.

            (xi) "NM Indemnitors' Representative" shall mean NM.

            (xii) "Third Party Claim" shall mean any claim, suit or proceeding (including a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss or Losses for which such Indemnitee is entitled to indemnification hereunder.

      SECTION 8.2. Agreement of Company Indemnitors to Indemnify. Subject to the terms and conditions of this Article 8, the Company Indemnitors, jointly and severally, agree to indemnify, defend and hold harmless NM Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a NM Indemnitee and resulting from, based upon or arising out of:

            (i) the material inaccuracy or untruth of any representation or warranty of the Company or Signal contained in or made pursuant to this Agreement or the Company Disclosure Letter or in or made pursuant to any exhibit furnished by the Company or the Company Indemnitors in connection herewith regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional;

            (ii) a breach of or failure to perform any covenant, undertaking, condition or agreement of the Company or Signal or the Company Indemnitors made in this Agreement or any Ancillary Agreement regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional;

            (iii) the business or operations of the Company prior to the Effective Time or the actions or omissions of the Company's officers, directors, shareholders, employees or agents prior to the Effective Time, irrespective of the date that any claim, suit or other course of action related thereto is filed or otherwise instituted, provided that the foregoing shall not apply to any liability of the Company reflected in the Company Financial Statements; or

            (iv) any claim by any former shareholder of the Company, or any predecessor thereto, involving the transactions contemplated hereby or any prior transaction involving any shares of capital stock of the Company.

      SECTION 8.3. Agreement of NM Indemnitors to Indemnify. Subject to the terms and conditions of this Article 8, the NM Indemnitors, jointly and severally, agree to indemnify, defend and hold harmless the Company Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, each Company Indemnitee and resulting from, based upon, arising out of or in connection with:

            (i) the material inaccuracy or untruth of any representation or warranty of any NM Indemnitor, contained in or made pursuant to this Agreement or the NM Disclosure Letter or in or made pursuant to any exhibit furnished by the NM Indemnitors, or either of them, in connection herewith regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional;

            (ii) a breach of or failure to perform any covenant, undertaking, condition or agreement of the NM Indemnitors, or either of them, made in this Agreement or in any Ancillary Agreement regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional;.

            (iii) the business or operations of NM prior to the Effective Time or the actions or omissions of NM's officers, directors, shareholders, employees or agents prior to the Effective Time, irrespective of the date that any claim, suit or other course of action related thereto is filed or otherwise instituted, provided that the foregoing shall not apply to any liability of NM reflected in its more recent financial statements; or

            (iv) any claim by any former shareholder of NM, or any predecessor thereto, involving the transactions contemplated hereby or any prior transaction involving any shares of capital stock of NM.

      SECTION 8.4. Procedures for Indemnification. The obligations and liabilities of the parties with respect to an Indemnification Claim shall be subject to the following terms and conditions:

            (i) an Indemnification Claim shall be made by a NM Indemnitee by delivery of a written notice to the Company Indemnitors' Representative requesting indemnification from the Company Indemnitors and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim;

            (ii) an Indemnification Claim shall be made by a Company Indemnitee by delivery of a written notice to the NM Indemnitors' Representative requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

            (iii) if the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 8.5 hereof shall also be observed by the Indemnitee and the Indemnitors Representative;

            (iv) if the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitors Representative shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to object in a timely manner shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitors Representative on behalf of all the subject Indemnitors, and the Indemnification Claim shall be paid in accordance with subsection (v) hereof; and

            (v) upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitors Representative and the Indemnitee or otherwise, the Indemnitors shall pay the amount of such Indemnification Claim within ten (10) days of the date such amount is determined.

      SECTION 8.5. Third Party Claims. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

            (i) the Indemnitee shall give the applicable Indemnitors Representative written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitors Representative, on behalf of the Indemnitors, may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. If the Indemnitee fails to notify the Indemnitors Representative of such claim within sixty (60) days of the Indemnitee's receipt of notice thereof, the Indemnitors shall be relieved of any liability that they may have with respect to such claim, unless the Indemnitees' Representative demonstrates that the Indemnitors' defense of such claim is not prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitors Representative shall be an acknowledgment of the obligation of the Indemnitors to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitors Representative fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitors Representative by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the immediately preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 8.3 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein;

            (ii) if, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitor shall consult with the Indemnitee with respect to the defense of such claim and shall obtain the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed, prior to the compromise and settlement of such Third Party Claim undertaken by the Indemnitors Representative, and the reasonable costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitors hereunder;

            (iii) no settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article 8 shall be made without the prior written consent by or on behalf of the Indemnitors Representative, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $15,000 or less where the Indemnitors Representative has not responded within five (5) business days of notice of a proposed settlement. If the Indemnitors Representative assumes the defense of such a Third Party Claim, (A) no compromise or settlement thereof may be effected by the Indemnitors Representative without the Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (B) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent; and

            (iv) in connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

      SECTION 8.6. Other Rights and Remedies Not Affected. The rights of the Indemnitees under this Article 8 are independent of and in addition to such rights and remedies as the Indemnitees may have at law or in equity or otherwise for any misrepresentation, breach of warranty or the failure to fulfill any agreement or covenant hereunder on the part of any Indemnitor, including the right to seek specific performance, recession or restitution, none of which rights or remedies shall be affected or diminished hereby.

      SECTION 8.7. Survival. Subject to Section 8.8 hereof, all representations, warranties and agreements contained in this Agreement or in any certificate, schedule or exhibit attached to this Agreement, in each case as supplemented or amended by the respective Indemnitors' Disclosure Letter, shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty (but, with respect to the representations and warranties, only as of the date of the Closing).

      SECTION 8.8. Time Limitations.

      8.8.1 The Company Indemnitors shall have no liability under Section 8.2, unless on or before the expiration of eighteen months following the Closing Date the Company Indemnitors are given notice asserting an Indemnification Claim with respect thereto; provided, however, that an Indemnification Claim based upon a breach of the representations and warranties of the Company Indemnitors contained in (i) Sections 3.1, 3.2, 3.3, 3.4 and 3.15 may be made at any time except as limited by law, and (ii) Sections 3.10 and 3.16 may be made at any time prior to the expiration of the applicable statute of limitations relative to the liability relating thereto.

      8.8.2 The NM Indemnitors shall have no liability under Section 8.3, unless on or before the expiration of eighteen months following the Closing Date the NM Indemnitors are given notice asserting an Indemnification Claim with respect thereto; provided, however, that an Indemnification Claim based upon a breach of the representations and warranties of the NM Indemnitors contained in Sections 4.1, 4.2, 4.3 and 4.4 may be made at any time except as limited by law.

      SECTION 8.9. Limitations as to Amount Payable by Company Indemnitors. The Indemnitors shall have no liability with respect to the matters described in
Section 8.2 (other than Section 8.2(iv)) with respect to the Company Indemnitors and Section 8.3 with respect to the NM Indemnitors until the amount of any Indemnification Claim shall exceed $15,000 (an "Eligible Claim") and then only to the extent of any Losses with respect to such Eligible Claim in excess of $15,000.00. At such time as the aggregate Losses with respect to Eligible Claims exceed $75,000.00 (the "Threshold Amount"), the Indemnitors shall be obligated to indemnify the Indemnitees for all Losses in excess of the Threshold Amount, notwithstanding the amount of any Indemnification Claim. Notwithstanding the foregoing, the limitations set forth in this Section 8.9 shall not apply to Losses related to a breach of the representations and warranties contained in
Section 3.4.1 hereof, any intentional misrepresentation or breach of warranty by the Indemnitors or any intentional failure to perform or comply with any covenant or agreement by the Indemnitors, and the Indemnitors shall be liable for all Losses with respect thereto.

      SECTION 8.10. Subrogation. Upon payment in full of any Indemnification Claim, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

      SECTION 8.11. Appointment of Company Indemnitors' Representative. Each Company Indemnitor constitutes and appoints the Company Indemnitors' Representative as his true and lawful attorney-in-fact to act for and on behalf of such Company Indemnitor in all matters relating to or arising out of this
Article 8 and the liability or asserted liability of such Company Indemnitor hereunder, including specifically, but without limitation, accepting and agreeing to the liability of such Company Indemnitor with respect to any Indemnification Claim, objecting to any Indemnification Claim, disputing the liability of such Company Indemnitor, or the amount of such liability, with respect to any Indemnification Claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any Third Party Claim on behalf of such Company Indemnitor or refusing to accept the same, settling and compromising the liability of such Company Indemnitor hereunder, instituting and prosecuting such actions (including arbitration proceedings) as the Company Indemnitors' Representative shall deem appropriate in connection with any of the foregoing, retaining counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of the Company Indemnitor, such Company Indemnitor agreeing to be fully bound by the acts, decisions and agreements of the Company Indemnitor Representative taken and done pursuant to the authority herein granted. Each Company Indemnitor hereby agrees to indemnify and to save and hold harmless the Company Indemnitors' Representative from any liability incurred by the Company Indemnitors' Representative based upon or arising out of any act, whether of omission or commission, of the Company Indemnitors' Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the Company Indemnitors' Representative that constitute willful misconduct in the exercise by the Company Indemnitors' Representative of the authority herein granted. The death or incapacity of any Company Indemnitor shall not terminate the authority and agency of the Company Indemnitors' Representative. In the event of the resignation of a Company Indemnitors' Representative, the resigning Company Indemnitors' Representative shall appoint a successor either from among the Company Indemnitors or who shall otherwise be acceptable to NM and who shall agree in writing to accept such appointment, and the resigning Company Indemnitors' Representative's resignation shall not be effective until such a successor shall be appointed. If the Company Indemnitor Representative is a natural person and if such Company Indemnitors' Representative should die or become incapacitated, then his successor shall be appointed within thirty (30) days of his death or incapacity by a majority of the Company Indemnitors, and such successor either shall be a Shareholder or shall otherwise be acceptable to NM. The choice of a successor Company Indemnitors' Representative appointed in any manner permitted above shall be final and binding upon all of the Company Indemnitors. The decisions and actions of any successor Company Indemnitors' Representative shall be, for all purposes, those of a Company Indemnitors' Representative as if originally named herein.

      SECTION 8.12. Payment. In the event that the Indemnitors are required to make any payment under this Article 8, the Indemnitors shall promptly pay the Indemnitee the amount so determined. The Company Indemnitors may satisfy any indemnity obligation under this Article 8 by delivering shares of Company Common Stock pursuant to the terms and conditions of the Pledge Agreement. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article 8, the Indemnitors shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Article 8 and the portion, if any, theretofore paid shall bear interest as provided below. If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnitors shall pay the Indemnitee interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be the lowest rate of interest generally charged from time to time by First Union National Bank, Atlanta, Georgia, and publicly announced by such bank as its so-called "prime rate."

                                   ARTICLE 9.
                            MISCELLANEOUS PROVISIONS

      SECTION 9.1. Notices. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods:
(i) personal delivery; (ii) registered or certified mail, postage prepaid, return receipt requested; or (iii) overnight delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address given below (or at such other address for such party as shall be specified by notice given hereunder):

To NM, Merger Sub or the Surviving Corporation:

            New Millennium Multimedia, Inc.
            1690 Chantilly Drive
            Atlanta, Georgia 30324
            Attn: Chief Executive Officer

      with a copy to:

            Rogers & Hardin LLP
            2700 International Tower, Peachtree Center
            229 Peachtree Street, N.E.
            Atlanta, Georgia 30303
            Attn: Michael Rosenzweig, Esq.

To an NM Shareholder:

            At the address specified on the signature pages of this Agreement with a copy to:

            Rogers & Hardin LLP
            2700 International Tower, Peachtree Center
            229 Peachtree Street, N.E.
            Atlanta, Georgia 30303
            Attn: Michael Rosenzweig, Esq.

If to the Company:

            Grace Development, Inc.
            2685 South Dayton Way - Unit #42
            Denver, Colorado 80230
            Attn: Mr. Jacob Barrocas

      with a copy to:

            Lohf, Shaiman & Jacobs, P.C.
            900 Cherry Tower
            950 South Cherry Street
            Denver, Colorado 80246-2666
            Attn: Don D. Jacobson, Esq.

If to Signal:

            Signal Compression, Inc.
            925 West Baseline Road, Unit J-12
            Tempe, Arizona 85283-1100
            Attn: Mr. Eric Stevenson

      with a copy to:

            Avansino, Melarkey, Knobel, McMullen & Mulligan
            165 West Liberty Street, Suite 210
            Reno, Nevada 89501
            Attn: John Mulligan, Esq.

      All such notices and communications shall be deemed received upon (i) actual receipt thereof by the addressee or (ii) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt.

      SECTION 9.2. Disclosure Letters and Exhibits. The Company Disclosure Letter and the NM Disclosure Letter and all Exhibits hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

      SECTION 9.3. Assignment; Successors in Interest. No assignment or transfer by NM, Merger Sub, Signal or the Company of their respective rights and obligations hereunder shall be made except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

      SECTION 9.4. Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

      SECTION 9.5. Captions. The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Exhibits are references to Exhibits to this Agreement and the Company Disclosure Letter and the NM Disclosure Letter.

      SECTION 9.6. Controlling Law; Jurisdiction; Integration; Amendment. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia without reference to Georgia's choice of law rules and each of the parties hereto hereby consents to personal jurisdiction in any federal or state court in the State of Georgia. This Agreement and the documents executed pursuant hereto supersede all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitutes the entire agreement among the parties hereto, this Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

      SECTION 9.7. Knowledge. As used in this Agreement, the terms "the best knowledge of the Company", "the best knowledge of Signal", "the best knowledge of NM", "the best knowledge of the NM Shareholders", "known to the Company", "known to Signal", "known to NM", "known to the NM Shareholders", or words of similar import used herein with respect to the Company, Signal, NM and the NM Shareholders shall mean the actual knowledge of each of the officers of the Company, Signal and NM, as the case may be, in each case, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand, and in the case of the NM Shareholders, the actual knowledge of each such shareholder.

      SECTION 9.8. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

      SECTION 9.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

      SECTION 9.10. Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, and their successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

      SECTION 9.11. Waiver. At any time prior to the Effective Time, the parties hereto, by or pursuant to action taken by their respective Boards of Directors in the case of NM, Merger Sub and the Company, may, to the extent legally permitted: (i) extend the time for the performance of any of the obligations or other acts of any other party; (ii) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (iii) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained herein; and (iv) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

      SECTION 9.12. Fees and Expenses. Each party hereto shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees, costs and expenses of its financial advisors, accountants and counsel (collectively, the "Expenses").

      SECTION 9.13. Construction. Any reference herein to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. As used herein: (i) "including" shall mean including without limitation; (ii) "person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any other syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act; and (iii) "law" shall mean any federal, state or local law, rule, regulation or governmental requirement of any kind, and the rules, regulations, guidelines, directives and orders promulgated thereunder. Nothing in the Company Disclosure Letter or the NM Disclosure Letter shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Company Disclosure Letter or the NM Disclosure Letter, as the case may be, identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any warranty, representation or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

      IN WITNESS WHEREOF, each of the Shareholders has duly executed and delivered this Agreement, and NM, Merger Sub, Signal and The Company have each caused this Agreement to be duly executed under seal and delivered on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.


                                        GRACE DEVELOPMENT, INC.

                                        By:
                                           -------------------------------------
                                               Its: President


                                        NEW MILLENNIUM MULTIMEDIA, INC.

                                        By:
                                           -------------------------------------
                                               Its: President


                                        GRACE NEWCO, INC.

                                        By:
                                           -------------------------------------
                                               Its: President


                                        SIGNAL COMPRESSION, INC.

                                        By:
                                           -------------------------------------
                                               Its: President

327494.07 - 2956-101

                       (Signatures continued on next page)

                                      NM SHAREHOLDERS:


                                                                          (SEAL)
                                        ----------------------------------
                                        Richard S. Granville, III
                                        1690 Chantilly Dr.
                                        Atlanta, GA 30324
                                        No. of Shares: 213,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Scott H. Barber
                                        6486 Williamson Ave. N.E.
                                        Atlanta, GA 30097
                                        No. of Shares: 10,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Sean T. Duffy
                                        4380 Canterbury Walk Dr.
                                        Duluth, GA 30097
                                        No. of Shares: 20,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Linda W. Key
                                        1401 Johnson Ferry Rd. Ste. 328/PMB-C33
                                        Marietta, GA 30062
                                        No. of Shares: 38,578


                                                                          (SEAL)
                                        ----------------------------------
                                        Ronald R. McCallum
                                        5838 Fairwood Walk NW
                                        Acworth, GA 30101
                                        No. of Shares: 20,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Bruno Leo Pasquali
                                        1016 Cameron Bridge Way
                                        Alpharetta, GA 30022
                                        No. of Shares: 5,000

                       (Signatures continued on next page)

                                                                          (SEAL)
                                        ----------------------------------
                                        John J. Youstin, Jr.
                                        820 Marshview Close
                                        Roswell, GA 30076
                                        No. of Shares: 38,578


                                                                          (SEAL)
                                        ----------------------------------
                                        M. Allen Weed
                                        7395 Glenmora Way
                                        Suwanee, GA 30024
                                        No. of Shares: 168,000


                                                                          (SEAL)
                                        ----------------------------------
                                        David A. Hopkins
                                        4525 Doyle St.
                                        Tucker, GA 30084
                                        No. of Shares: 10,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Eric D. Raney
                                        2966 Howell Mill Rd.
                                        Atlanta, GA 30327
                                        No. of Shares: 10,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Douglas Corner
                                        3400 Turtle Cove Road Way
                                        Marietta, GA 30067
                                        No. of Shares: 10,668


                                                                          (SEAL)
                                        ----------------------------------
                                        James Blanchard
                                        7742 Spalding Dr. Ste. 468
                                        Norcross, GA 30092
                                        No. of Shares: 5,000

                       (Signatures continued on next page)

                                                                          (SEAL)
                                        ----------------------------------
                                        Louis Friedman
                                        430 Overview Drive
                                        Atlanta, GA 30327
                                        No. of Shares: 10,000


                                                                          (SEAL)
                                        ----------------------------------
                                        American Express Trust Company
                                        c/o Cornelius B. Prior, Jr.
                                        As Custd for the Cornelius B Prior, Jr.
                                        Roth Conversion IRA
                                        St. Thomas, V.I. 00801
                                        No. of Shares: 14,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Andrew B. Worden
                                        301 W. 57th Street Apt. 29C
                                        New York, NY 10019
                                        No. of Shares: 1,000


                                                                          (SEAL)
                                        ----------------------------------
                                        James R. Callahan
                                        350 Welwyn Walk
                                        Alpharetta, GA 30022
                                        No. of Shares: 2,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Bruce Turry
                                        985 Lancaster Walk
                                        Atlanta, GA 30328
                                        No. of Shares: 4,000

                       (Signatures continued on next page)

                                                                          (SEAL)
                                        ----------------------------------
                                        Scott H. Barber
                                        6486 Williamson Avenu N.E.
                                        Atlanta, GA 30328
                                        No. of Shares: 8,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Successeay Holdings Limited
                                        39Fl., Shun Tak Center
                                        200, Connought Road Central
                                        Hong Kong
                                        No. of Shares: 2,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Michelle Jaffe
                                        141 Great Neck Rd
                                        Great Neck, NY 11021
                                        No. of Shares: 8,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Peter Tierney
                                        77 Central Drive
                                        Briarcliff, Manor, NY 10510
                                        No. of Shares: 2,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Evansville Limited
                                        P.O. Box 438
                                        Road Town, Tortoga
                                        British Virgin Islands
                                        No. of Shares: 12,000

                       (Signatures continued on next page)

                                                                          (SEAL)
                                        ----------------------------------
                                        Andrew B. Worden Retirement Plan
                                        301 West 57th Street Apt. 29C
                                        New York, NY 10019
                                        No. of Shares: 15,000

                                                                          (SEAL)
                                        ----------------------------------
                                        E. Scott Crist
                                        2700 Post Oak Blvd. #100
                                        Houston, TX 77056
                                        No. of Shares: 3,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Basem K. Toma
                                        7014 Spring Ridge Rd
                                        Cary, NC 27511
                                        No. of Shares: 8,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Todd Hammer
                                        4365 Park Brooke Trace
                                        Alpharetta, GA 30022
                                        No. of Shares: 26,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Dr. Lee Silverstein
                                        2070 South Park Place suite 200 17 units
                                        Atlanta, GA 30039
                                        No. of Shares: 34,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Timothy A. Jenkins
                                        4175 Bradford Walk Trail
                                        Buford, GA 30519
                                        No. of Shares: 4,000

                       (Signatures continued on next page)

                                                                          (SEAL)
                                        ----------------------------------
                                        Michael S. Ward
                                        407 S. Royal Palm Way
                                        Tampa, FL 33609
                                        No. of Shares: 40,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Amware Logistics Services of
                                        Arkansas Inc.
                                        4600 Frontage Road
                                        Forest Park, GA 30297
                                        No. of Shares: 6,000


                                                                          (SEAL)
                                        ----------------------------------
                                        R. Earl Davis
                                        3530 Kates Way
                                        Duluth, GA 30097
                                        No. of Shares: 2,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Charles S. Ackerman
                                        1130 West Conway Road
                                        Atlanta, GA 30327
                                        No. of Shares: 12,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Alvin H. Einbender
                                        230 Park Avenue 7th Floor
                                        New York City, NY 10169
                                        No. of Shares: 2,000

                       (Signatures continued on next page)

                                                                          (SEAL)
                                        ----------------------------------
                                        Barry F. Nathanson
                                        6 Shore Cliff Place
                                        Great Neck, NY 11023
                                        No. of Shares: 26,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Ari Abraham Berman
                                        175 W. Wieuca Road N.W.
                                        Atlanta, GA 30342
                                        No. of Shares: 8,000


                                                                          (SEAL)
                                        ----------------------------------
                                        Roger J. Brummond
                                        310 Brookshore Lake Lane
                                        Alpharetta, GA 30022
                                        No. of Shares: 2,000

                                    EXHIBIT 1

                   GRACE DEVELOPMENT, INC., DISCLOSURE LETTER

      We refer to the Agreement and Plan of Merger (the "Agreement") to be entered into today by Grace Development, Inc. ("the Company"), New Millennium Multimedia, Inc., Grace Newco, Inc., those persons or entities identified and defined in the Agreement as "NM Shareholders" and Signal Compression, Inc., to which this letter is appended. This letter constitutes the Disclosure Letter referred to in Section 3 of the Agreement. The representations and warranties of the Company in Section 3 of the Agreement are made and given subject to the disclosures in this Disclosure Letter. The disclosures in this Disclosure Letter are to be taken as relating to the representations and warranties in the section of the Agreement to which they expressly relate and to no other representation or warranty in the Agreement. Terms used in the Agreement are used with the same meaning in this Disclosure Letter. By reference to Section 3 of the Agreement (using the numbering in such Section), the following matters are disclosed:

      1. Section 3.1: The Company is authorized to do business only in the state of Colorado. The Company has provided copies of all minutes of meetings and other records of formal action by the board of directors in its possession, as follows:

            a.    Unanimous Written Consent in Lieu of Meeting, dated June 7,
                  1994;

            b.    Unanimous Written Consent in Lieu of Meeting, dated June 30,
                  1994;

            c.    Minutes of Special Meeting by Telephone, held July 22, 1994;

            d. Unanimous Written Consent in Lieu of Meeting, dated October 14, 1994;

            e. Unanimous Written Consent in Lieu of Meeting, dated November 5, 1994;

            f. Unanimous Written Consent in Lieu of Meeting, dated November 5, 1994;

            g. Unanimous Written Consent in Lieu of Meeting, dated November 7, 1994;

            h. Unanimous Written Consent in Lieu of Meeting, dated January 6, 1995;

            i. Unanimous Written Consent in Lieu of Meeting, dated January 7, 1995;

            j.    Unanimous Written Consent in Lieu of Meeting, dated April 10,
                  1995;

            k. Written Consent of the Board of Grace Development, Inc., undated, effective August 1, 1995;

            l. Written Consent of the Board of Grace Development, Inc., undated, effective August 1, 1996;

            m. Written Consent of the Board of Grace Development, Inc., undated, effective August 1, 1997;

            n.    Written Consent of Board, undated, effective December 1, 1997.

      2. Section 3.4.1: Of the shares issued and outstanding, two blocks numbering 330,000 and 80,000 are subject to challenge. The Company will undertake promptly those steps necessary to effect a legal determination of the validity of those shares. In the event that a court of competent jurisdiction determines that the challenged shares are not validly issued, the number of shares reflected in this section will be diminished accordingly, and the relative percentage of shares owned by all other shareholders will also be changed. In the event that a court of competent jurisdiction determines that the challenged shares are validly issued, the number of shares reflected in this section will remain as stated in the body of the agreement, and the percentages owned by the various shareholders will remain the same. The Company Indemnitors will pay any and all Losses arising from the proceedings to determine the validity of the shares.

      3. Section 3.4.2: The shares owned by Signal Compression, Inc., constitute 65.72% of the shares issued and outstanding, without regard to those identified as subject to challenge; see paragraph 2 above. On or before the Closing Date, the Company will furnish a certified shareholder list, as held by the stock transfer agent, reflecting stock ownership as of the date of execution of the Agreement.

      4.    Section 3.7: None

      5. Section 3.8: The Company has not held, or has not maintained records of, meetings; see paragraph 3.1 above.

      6.    Section 3.9: None

      7. Section 3.11: The sole officer and director of the Company is Jacob Barrocas. Mr. Barrocas has served without compensation.

      8.    Section 3.12: None.

      9.    Section 3.17: None.

      10.   Section 3.20: None.

                                    EXHIBIT 2

August 20, 1999

GRACE DEVELOPMENT, INC.
2685 South Dayton Way - Unit #42
Denver, Colorado  80230

ATTN: Mr. Jacob Barrocas

      Re: Agreement and Plan of Merger (the "Agreement") dated August 20, 1999 by and among New Millennium Multimedia, Inc. ("NM"), Grace Development, Inc.(the "Company"), Grace Newco, Inc. ("Merger Sub"), Signal Compression, Inc. ("Signal") and the individual shareholders of New Millennium Multimedia, Inc. listed therein (the "NM Shareholders")

Gentlemen:

      Pursuant to Article 4 of the above-referenced Agreement, NM hereby provides this Disclosure Letter to the Company and makes no exceptions to the representations and warranties contained in Article 4 of the Agreement except with respect to the matters addressed by Section 4.5 of the Agreement as to which NM hereby advises the Company that on June 3, 1999, NM entered into a letter agreement (the "Axiom Letter") with Axiom Capital Corporation ("Axiom"), which purports to provide to Axiom, among other things, an option to purchase one percent (1%) of NM Common Stock for nominal consideration. NM is evaluating whether the Axiom Letter is of any force and effect.

                                    Sincerely,

                                    NEW MILLENNIUM MULTIMEDIA, INC.


                                    By:
                                        -----------------------------------
                                        Richard S. Granville
                                        President & Chief Executive Officer

                                    EXHIBIT 3

                             SIGNAL PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT (the "Agreement") is dated as of August --, 1999 between SIGNAL COMPRESSION, INC., a Nevada corporation (the "Pledgor"), and NEW MILLENNIUM MULTIMEDIA, INC. (the "Pledgee").

                              W I T N E S S E T H:

      WHEREAS, the Pledgor has entered into that certain Agreement and Plan of Merger dated as of August 20, 1999 (the "Merger Agreement"), by and between the Pledgee, the Pledgor, Grace Development, Inc., a Colorado corporation, (the "Company"), Grace Newco, Inc., a Georgia corporation ("Merger Sub") and the NM Shareholders (as defined therein), pursuant to which the Pledgee has agreed to merge with Merger Sub, a wholly-owned subsidiary of the Company, and receive as consideration therefor certain shares of the common stock, no par value per share, of the Company (the "Company Common Stock");

      WHEREAS, the Pledgor is the beneficial and recorder owner of 4,820,000 shares of the Company Common Stock (the "Pledgor Stock"); and

      WHEREAS, to secure the obligations of the Company and the Pledgor under and pursuant to the Merger Agreement, the Pledgor has agreed to enter into this Agreement and to pledge the Pledgor Stock as security for performance of its and the Company's obligations under the Merger Agreement.

      NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and to secure the payment and performance of the Company's and the Pledgor's obligations under the Merger Agreement, the parties hereto agree as follows:

      SECTION 1. Pledge. As collateral security for the due and punctual payment and performance of the obligations referred to in Section 2 hereof, the Pledgor hereby pledges, hypothecates, transfers, sets over, delivers and assigns unto the Pledgee, and hereby grants to the Pledgee a first security interest in, the following:

      (a) the Pledgor Stock and any certificates evidencing the Pledgor Stock, and all cash, if any, securities and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for all or any portion of the Pledgor Stock; and

      (b) all securities hereafter delivered to the Pledgee by the Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such securities, together with all interest, cash, securities and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for or on conversion of any or all thereof (the Pledgor Stock and all such indebtedness, shares, certificates, interest, cash, securities and other property received, receivable or otherwise distributed in respect of any or all thereof being included within the definition of "Collateral" for purposes of this Agreement).

      TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto Pledgee, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

      SECTION 2. Indebtedness and Obligations Secured. This Agreement and the Collateral secure payment and satisfaction of the obligations of the Company and the Pledgor indicated below (the "Obligations"), equally and ratably as to all such obligations and without preference or priority as to any class of such obligations or any component thereof:

      (a) the indemnities and other obligations, joint or several, of the Company and Pledgor contained in and evidenced by the Merger Agreement (and any promissory note of the Company or the Pledgor issued in exchange for, or replacement of, or substitution for, their respective obligations under the Merger Agreement, which shall be included in the term "Merger Agreement" as used herein), with interest and premiums thereon as therein provided;

      (b) all other amounts payable by the Company or the Pledgor under the Merger Agreement, including without limitation, all fees, costs, expenses and indemnities payable by the Company or the Pledgor thereunder;

      (c) all obligations of the Pledgor arising under this Agreement and all costs and expenses of the Pledgee in enforcing this Agreement and the Merger Agreement; and

      (d) all renewals and extensions, in whole or in part, of the obligations under the Merger Agreement or of any other indebtedness or obligation described above.

      SECTION 3. Representations and Warranties. The Pledgor hereby represents and warrants to the Pledgee that (a) the Pledgor is the record and beneficial owner of the Pledgor Stock; (b) the Pledgor has good, right and lawful authority to enter into this Agreement and to pledge the Collateral in the manner hereby done or contemplated and will defend its title thereto against the claims of all persons whomsoever; (c) there are no liens, claims, pledges, security interests, encumbrances or rights of third parties whatsoever with respect to the Collateral; (d) this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms; and (e) no consent or approval of any court, governmental body or regulatory authority (federal, state or local) is or was necessary to the validity of the pledge granted hereby.

      SECTION 4. Appointment of Agents; Registration in Nominee Name. The Pledgee shall have the right to appoint one or more agents for the purpose of retaining physical possession of the certificates or instruments representing or evidencing the Collateral, which certificates or instruments shall be endorsed or assigned in blank or in favor of any agent jointly appointed by the Pledgee and the Pledgor to retain physical possession of such certificates or instruments, as Pledgor and Pledgee shall mutually agree. In addition, the Pledgee shall at all times have the right to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations. The Pledgor hereby agrees that any registrar or transfer agent for any securities included in the Collateral shall be entitled to rely on the provisions of this Section as conclusive evidence of the authority of the Pledgee to effect re-registration of any such securities in the name of the Pledgee or that of its agents or its or their nominees or to exchange certificates or instruments representing or evidencing such Collateral for certificates or instruments of smaller or larger denominations, notwithstanding any notice or direction to such registrar or transfer agent from the Pledgor to the contrary.

      SECTION 5. Voting Rights; Proxy; Dividends, Etc.

      (a) Until the occurrence of an Event of Default (as hereinafter defined) or a Disabling Event (as hereinafter defined), the Pledgor shall be entitled to exercise any and all voting or consensual rights and powers relating or pertaining to the Collateral or any part thereof. Upon the occurrence of an Event of Default or a Disabling Event, and during the pendancy of such Event of Default or Disabling Event, Pledgee shall be entitled to exercise any and all voting or consensual rights and powers relating or pertaining to the Collateral or any part thereof. For such purposes, Pledgor hereby names, constitutes and appoints the President or any Vice-President of Pledgee as Pledgor's proxy in the Pledgor's name, place and stead to vote any and all of the securities, as such proxy may elect, for and in the name, place and stead of Pledgor, as to all matters coming before the shareholders of the Company, such proxy to be irrevocable and deemed coupled with an interest. The rights powers and authority of said proxy shall remain in full force and effect, and shall not be rescinded, revoked, terminated, amended or otherwise modified, until any such Event of Default or Disabling Event shall no longer be pending or shall have been fully satisfied.

      (b) The Pledgor shall not be entitled to receive and retain any cash dividends and interest payable on the Collateral, nor any stock or liquidating dividends, distributions and property, returns of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Pledgee or received in exchange for or on conversion of Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Pledgee may be a party or otherwise, and any and all cash and other property received in payment of the principal or in redemption of or in exchange for or on conversion of any Collateral (either at maturity, upon call for redemption, upon forced conversion or otherwise), shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to the Pledgee or its designated agent (accompanied by proper instruments of assignment or stock or bond powers executed by such Pledgor in accordance with the Pledgee's instructions) to be held subject to the terms of this Agreement.

      SECTION 6. Events of Default. The occurrence and continuation of any of the following events shall constitute an "Event of Default" under this
Agreement:

      (a) Failure of the Company or the Pledgor to pay or satisfy, when due, any amount payable, or perform any obligation, under the Merger Agreement;

      (b) Any other material breach or default under the Merger Agreement or any other applicable agreement, including, without limitation, any agreements ancillary to the Merger Agreement; and

      (c) Any default in the due observance or performance of any term, covenant, warranty, agreement or condition contained in this Agreement, which default continues for five (5) calendar days after the Pledgee gives notice of such failure to the Pledgor.

      SECTION 7. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default hereunder, Pledgee may, without being required to give any notice to the Pledgor other than as required in paragraph
(b) below, and in addition to the exercise by Pledgee of its rights and remedies under any other Section of this Agreement or under the Merger Agreement, or otherwise available to it at law or in equity:

      (a) apply the cash (if any) then held by it as Collateral hereunder to the payment of any Obligations, whether or not then due and in any order selected by the Pledgee; and

      (b) if there shall be no such cash or the cash so applied shall be insufficient to pay all such Obligations in full, exercise all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Georgia at that time and sell (in compliance with applicable securities laws) the Collateral, or any part thereof, at public or private sale, at any broker's board, upon any securities exchange, at the Pledgee's offices or elsewhere, for cash, upon credit or for future delivery, as Pledgee may deem appropriate in the circumstances and commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. In that connection, Pledgee shall have the right to impose such limitations and restrictions on the sale of the Collateral as Pledgee may deem to be necessary or appropriate to comply with any law, rule or regulation (federal, state or local) having applicability to the sale, including, without limitation, restrictions on the number and qualifications of offerees and requirements for any necessary governmental approvals, and Pledgee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective purchaser or purchasers to persons who will represent and agree that they are purchasing securities included in the Collateral for their own account and not with a view to the distribution or sale thereof in violation of applicable securities laws. Upon consummation of any such sale, Pledgee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. To the extent that notice of sale shall be required to be given by law, Pledgee shall give the Pledgor at least 10 calendar days' prior written notice of Pledgee's intention to make any public or private sale of such Collateral. Such notice shall state the time and place fixed for sale, and the Collateral, or portion thereof, to be offered for sale. Any such sale shall be held at such time or times within ordinary business hours and at such place or places as Pledgee may fix in the notice of such sale. At any such sale, the Collateral, or any portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Pledgee may (in its sole and absolute discretion) determine; and Pledgee may itself bid (which bid may be in whole or in part in the form of cancellation of Obligations) for and purchase the whole or any part of the Collateral and shall be entitled, for purposes of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Obligations owed to the Pledgee as a credit on account of the purchase of any Collateral payable by the Pledgee at such sale. Pledgee shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Pledgee until the sale price is paid by the purchaser or purchasers thereof, but Pledgee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Pledgee may proceed by a suit or suits at law or in equity to foreclose this Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

      SECTION 8. Application of Proceeds of Sale; Deficiency, Acknowledgement.
(a) The proceeds of sale of Collateral sold pursuant to Section 7 hereof shall be applied by Pledgee as follows:

      First: to the payment of the costs and expenses of such sale, including the out-of-pocket expenses of Pledgee and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, and to the payment of all loans or advances made by the Pledgee for the account of the Pledgor and the payment of all costs and expenses incurred by Pledgee in connection with the administration and enforcement of this Agreement, as well as any indemnities payable by the Pledgor hereunder, to the extent that such loans, advances, costs, expenses and indemnities shall not have been previously reimbursed or paid to Pledgee;

      Second: to the payment or prepayment in full of all other Obligations, whether or not then due and in any order selected by the Pledgee; and

      Third: the balance (if any) of such proceeds shall be paid to the Pledgor or as a court of competent jurisdiction may direct.

      (b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Pledgee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

      SECTION 9. Pledgee Appointed Attorney-In-Fact. The Pledgor hereby appoints the Pledgee the Pledgor's attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any agreement or instrument on behalf of the Pledgor that the Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, the Pledgor agrees and understands that the Pledgee shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, principal or interest payment or other distribution payable or distributable in respect of the Collateral or any part thereof and to give full discharge for the same.

      SECTION 10. Responsibility of Pledgee; Care of Collateral. Neither the Pledgee, nor any director, officer, employee or agent of the Pledgee, shall be liable for any action taken or omitted to be taken by it or them relative to this Agreement or any of the Collateral except for its or their gross negligence or willful misconduct, and the Pledgee shall not be liable for any action or omission to act on the part of any agent appointed by the Pledgee to act hereunder or with respect to the Collateral (or any part thereof), selected by the Pledgee with reasonable care. Notwithstanding the provisions of Section 5(a) hereof, the Pledgee shall have no duty to exercise any voting or any other consensual rights and powers becoming vested in the Pledgee with respect to the Collateral or any part thereof, to exercise any right to redeem, convert or exchange any securities included in the Collateral, to enforce or see to the payment of any dividend, principal or interest or any other distribution payable or distributable on or with respect to the Collateral or any part thereof or otherwise to preserve any rights in respect of the Collateral against any third parties, and the Pledgee shall not be liable or accountable to the Pledgor in respect of any of the foregoing. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Pledgee shall take such action for such purpose as the Pledgor may request in writing, but the failure of the Pledgee to take any action requested by the Pledgor shall not, in and of itself, be deemed to constitute a failure on the part of the Pledgee to exercise reasonable care in respect of the custody and preservation of the Collateral or any part thereof.

      SECTION 11. Expenses. The Pledgor agrees to pay the Pledgee, upon its demand, all of the Pledgee's reasonable out-of-pocket expenses (including its reasonable attorneys' fees) incurred in connection with the administration or enforcement of this Agreement, the care and custody of the Collateral (or any part thereof), the registration, re-registration or transfer of the Collateral (or any part thereof) and the sale or collection of the Collateral (or any part thereof). Should the Pledgor fail to do any act or thing that the Pledgor has covenanted to do hereunder, or should any representation or warranty on the part of the Pledgor contained herein be breached, Pledgee may (but shall not be obligated to) do the same or cause it to be done, or remedy any such breach, and there shall be added to the liabilities of the Pledgor hereunder, the cost or expense to Pledgee in so doing, and any and all amounts expended by Pledgee in taking any such action shall be repayable to it by the Pledgor upon Pledgee's demand.

      SECTION 12. No Waiver; Cumulative Remedies. No failure on the part of Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Pledgee preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies of Pledgee hereunder are cumulative and are not exclusive of any other remedies available to Pledgee at law or in equity.

      SECTION 13. Termination and Partial Release of Collateral. (a) This Agreement shall terminate upon the later of (i) eighteen (18) months following the Closing Date (as defined in the Merger Agreement) (the "Termination Date") or (ii) if a Disabling Event shall have occurred before and be continuing on the Termination Date, the date on which such Disabling Event shall have terminated or otherwise been cured or satisfied, as the case may be, at which time Pledgee shall promptly reassign and redeliver (or cause to be reassigned or redelivered) to the Pledgor, or to such other person or persons as the Pledgor shall designate in writing, all of the Collateral (if any) remaining in the possession or control of the Pledgee pursuant to the terms hereof, together with appropriate instruments of assignment and release.

      (b) Prior to the termination of this Agreement, the Pledgee shall make a partial release or releases of the Collateral as follows: thirty (30) days following the Closing (the "Initial Release Date") and thereafter on the Release Date (as hereinafter defined), provided that no Disabling Event (as hereinafter defined) shall have occurred and be continuing, the Pledgee shall release to the Pledgor, or to such other person or persons as the Pledgor shall designate in writing, the number of Pledgor Shares that is equal to one percent (1%) of the aggregate number of issued and outstanding shares of Company Common Stock as of the date of such release (the "Collateral Release Amount"). For the purposes of this Section 13(b), (i) a "Disabling Event" shall mean (a) an Event of Default under this Agreement, (b) the pendancy of any Indemnification Claim (as defined in the Merger Agreement) for the benefit of any of the NM Indemnitees (as defined in the Merger Agreement) such that the aggregate value of such pending Indemnification Claim or Claims would equal or exceed the value of the Collateral remaining following any proposed release of the Collateral Release Amount on any Release Date, and (c) if, in the reasonable exercise of its discretion, the Pledgee determines that release of the Collateral Release Amount would have an adverse impact on the market or trading activity with respect to the Company Common Stock, and (ii) "Release Date" shall mean those dates that follow the Initial Release Date in ninety (90) day intervals, and any other dates upon which the parties hereto may mutually agree. If, before any scheduled Release Date, Pledgee shall have notified Pledgor in writing that a Disabling Event has occurred and is continuing (the "Disabling Event Notice"), and, within ten (10) days following Pledgor's receipt of the Disabling Event Notice, Pledgor has not objected in writing to Pledgee's determination of the existence of a Disabling Event, then Pledgee shall be under no obligation to release the Collateral Release Amount on such scheduled Release Date. If, within ten (10) days following Pledgor's receipt of a Disabling Event Notice, Pledgor notifies Pledgee in writing that it disputes the existence of such Disabling Event, then Pledgor and Pledgee shall attempt to mutually resolve the dispute with respect thereto, and if, within ten (10) days following Pledgee's receipt of such notice, the Pledgor and Pledgee are unable to resolve the dispute, then the provisions of Section 19 of this Agreement shall apply.

      SECTION 14. Notices. Any notice or communication required or permitted hereunder shall be given in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, and on the fifth calendar day after mailing if deposited in a regularly maintained receptacle for United States mail to the party to whom notice is to be given, by certified or registered mail, postage prepaid, and properly addressed to the address reflected in such party's books and records or to such other address as hereafter shall be designated in writing by any party to all other parties.

      SECTION 15. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such agreements and instruments, including without limitation stock and bond powers, as Pledgee may at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto Pledgee its rights, powers and remedies hereunder.

      SECTION 16. Binding Agreement; Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

      SECTION 17. Miscellaneous. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated, nor may any of the Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing signed on behalf of the party to be charged. The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute the Agreement.

      SECTION 18. Governing Law; Consent to Jurisdiction and Venue. This agreement shall be deemed to have been made in the State of Georgia and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Georgia (without giving effect to principles of conflicts of laws). As part of the consideration for the benefits received by the Pledgor, Pledgor hereby consents to the jurisdiction of any state or federal court located within the State of Georgia, and consents that all service of process be made by registered or certified mail directed to such party at the address set forth on the signature page to this agreement, and service so made shall be deemed to be completed upon the earlier of actual receipt thereof or five (5) calendar days after deposit in the united states mails, proper postage prepaid. To the extent permitted by law, each such party to this agreement waives any objection such party may have based on lack of jurisdiction or improper venue or forum non conveniens to the conduct of any proceeding instituted hereunder. Nothing in this section shall affect the right of Pledgee to serve legal process in any other manner permitted by law or affect the right of Pledgee to bring any action or proceeding against Pledgor or his properties in the courts of any other jurisdiction that has jurisdiction over Pledgor or his property.

      SECTION 19. Dispute Resolution. Pledgor and Pledgee agree that any controversies or claims arising out of or relating to this Agreement (including, without limitation, any dispute pursuant to Section 13(b) hereof) which has not been resolved by agreement of the parties within ten (10) business days of the date that performance is due hereunder shall first be submitted to mediation before any mediator agreed upon by the parties. If the dispute submitted to mediation is not resolved by agreement of the parties, or if the identity of the mediator is not made within five (5) business days from the first demand for mediation, such controversy or dispute shall be settled by arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq., in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereto further agree that the arbitrators in any such arbitration shall not be authorized to award any punitive damages in connection with any controversy or a claim settled by arbitration hereunder. The decision of the arbitrators in any such arbitration shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration shall take place in Atlanta, Georgia, and the expenses of the arbitrators shall be allocated by such arbitrators. The arbitration shall be conducted before a panel of three (3) arbitrators, one selected by Pledgor, one selected by Pledgee, and one selected by mutual agreement of the arbitrators selected by Pledgor and Pledgee.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                              SIGNAL COMPRESSION, INC., Pledgor

                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------


                              NEW MILLENNIUM MULTIMEDIA, INC., Pledgee

                              By:
                                 --------------------------------

                              Its:
                                 --------------------------------

                                    Exhibit 4

                                     RELEASE

      This Release is executed and delivered in accordance with Section 6.4 of the Agreement and Plan of Merger (the "Merger Agreement"), among Grace Development, Inc., (the "Company"), New Millennium Multimedia, Inc., Grace Newco, Inc., those persons or entities identified and defined in the Agreement as "NM" Shareholders, and Signal Compression, Inc. Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

      The Company, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby releases and forever discharges Jacob Barrocas from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Company now has, has ever had or may hereafter have against Jacob Barrocas arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any action taken by him as an officer or director of the Company, and any action taken by him with respect to the Merger Agreement, including the negotiation and completion of all documents and activities relating thereto.

      The Company hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against Jacob Barrocas based upon any matter purported to be released hereby.

      Without in any way limiting any of the rights and remedies otherwise available to Jacob Barrocas, the Company shall indemnify and hold Jacob Barrocas harmless from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving a third party claim, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Company any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against Jacob Barrocas which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Company against such third party of any claims or other matters purported to be released pursuant to this Release.

      If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Colorado without regard to principles of conflicts of law.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Release as a duly authorized representative of the Company, this _____ day of September, 1999.

Grace Development, Inc.


By:___________________________
   its President

STATE OF GEORGIA        )
                        ) ss.
COUNTY OF               )

      SUBSCRIBED and SWORN TO before me on this ____ day of September, 1999, by _________________, in his capacity as the President of Grace Development, Inc.

      WITNESS MY HAND AND OFFICIAL SEAL.


                                    -------------------------------
                                    Notary Public
My Commission Expires: